Exhibit 23.4
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-160129) of Willis Group Holdings Limited of our report dated February 28, 2008, with respect to the consolidated financial statements of Hilb Rogal & Hobbs Company included in its Annual Report (Form 10-K) for the year ended December 31, 2007, included and incorporated by reference in the Current Report on Form 8-K/A of Willis Group Holdings Limited, filed with the Securities and Exchange Commission on October 21, 2008.
Richmond, Virginia
September 21, 2009
/s/ Ernst & Young LLP